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                                                                    EXHIBIT 10.6

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Mitsubishi Motor Sales of America, Inc.

    We consent to the use of our report dated February 28, 2002, with respect to the consolidated balance sheet of Mitsubishi Motor Sales of America, Inc. and subsidiaries as of December 31, 2001, and the related consolidated statements of operations, stockholder's equity, and cash flows for the year then ended (not presented separately herein), in this Form 20-F/A (amendment No. 2) of DaimlerChrysler AG. We also consent to the incorporation by reference in the registration statement on Form F-3 (No. 333-13160) of DaimlerChrysler North America Holding Corporation and the registration statements on Form S-8 (Nos. 333-5074, 333-7082, 333-8998, 333-86934 and 333-86936) of DaimlerChrysler AG of
our report referred to above.

/s/ Ernst & Young LLP

September 25, 2002
Long Beach, California